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                                                                   EXHIBIT 23(D)

                          CONSENT OF FINANCIAL ADVISOR

         We consent to the inclusion of our Fairness Opinion issued to Community Bankshares Incorporated in this proxy statement/prospectus. We also consent to the reference to our firm under the caption "Other Experts and Counsel," as applicable.



         /s/ MCKINNON & COMPANY, INC.

         Norfolk, Virginia
         October 19, 2001